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                                                                   EXHIBIT 23.01


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Benihana Inc. on Form S-2 of our report dated May 18, 2001, appearing in the Annual Report on Form 10-K/A-2 of Benihana Inc. for the year ended April 1, 2001 which is incorporated by reference herein from the Registration Statement of Benihana Inc. on Form S-2, Registration No. 333-68946, and to the reference to us under the headings "Summary Financial Information" and "Experts" in the Prospectus which is incorporated by reference in this Registration Statement.


Deloitte & Touche LLP
Certified Public Accountants


Miami, Florida
December 7, 2001